EXHIBIT 99.1

Press Release	Source: Tribute Pharmaceuticals Canada Inc.

Tribute Pharmaceuticals and Faes Farma Announce Exclusive License Agreement
in Canada for Bilastine, a New Treatment Option in the
$120 million Allergic Rhinitis and Urticaria Market

MILTON, ONTARIO and MADRID, SPAIN— (Marketwired – May 13, 2014) - Tribute Pharmaceuticals Canada Inc. (“Tribute”) (OTCQB:TBUFF)(a Canadian specialty pharmaceutical company) and Faes Farma, S.A. (“Faes”) (BME:FAE), a Spanish pharmaceutical company, announced today the signing of an exclusive license agreement that grants Tribute the exclusive right to sell Faes’s Bilastine product for the treatment of Allergic Rhinitis and Chronic Idiopathic Urticaria (hives) in Canada, following receipt of regulatory approval from Health Canada for such product. The exclusive license is inclusive of prescription and non-prescription rights for Bilastine, as well as adult and paediatric presentations in Canada. Terms of the agreement were not disclosed.

Allergic rhinitis and urticaria are both allergic disorders that can adversely affect quality of life to the extent that work or school productivity may be impaired1. The characteristic symptoms of allergic rhinitis are nasal itching, congestion, rhinorrhoea and sneezing2. For urticaria, characteristic symptoms include itchy skin lesions with a central swelling (wheals) and painful areas of deeper swelling involving the skin and mucous membranes (angioedema)3. Both types of allergies are common, with a global prevalence of 10–30% for allergic rhinitis and of >20% for urticaria4. Even though the cost of care for individuals with allergic disorders is low, the total global cost is high, predominantly because these disorders are so highly prevalent5. According to the Canadian Allergy, Asthma and Immunology foundation, Allergic Rhinitis affects 20% to 25% of Canadians6.

IMS Health reports that the Canadian oral antihistamines market had sales of approximately $120 million in 2013.  Upon approval by Health Canada, Bilastine will be the first new oral antihistamine approved in Canada since 2001.  Bilastine will provide Allergists, Immunologists, Dermatologists, Family Medicine and General Practitioners a new treatment option for allergic rhinitis and chronic idiopathic urticaria with a clinically proven safety and efficacy profile.

Mariano Úcar, President and CEO of Faes commented, “Faes shall have the opportunity to provide Canadian patients direct access to the innovative Bilastine drug, in the allergy and dermatology fields. The Canadian pharmaceutical business is a top 10 pharmaceutical market globally. Bilastine is an excellent fit with Tribute’s sales and marketing infrastructure and presence in Canada. We have found an excellent partner for Canada and look forward to a successful commercial launch”.

“We are excited to have the opportunity to launch a globally recognized product like Bilastine in Canada, and to further strengthen our dermatology and primary care portfolio,” said Rob Harris, President and CEO of Tribute.  “Bilastine has been approved in 48 countries worldwide and we look forward to introducing this new and innovative product to Canadian physicians. Furthermore, the execution of this agreement underscores Tribute’s commitment to expanding its business in Canada with licensed, long-term, patent-protected, revenue generating products like Bilastine, while also acquiring and licensing mature products in Canada. Bilastine is a great opportunity for Tribute because it also provides us with the ability to maximize a longer-term revenue source with an over-the-counter strategy as well.”

Tribute plans to host a conference call on Thursday, May 15, 2014 at 11:00 AM EDT or 8:00 AM PDT to further discuss the Bilastine license in conjunction with a review and discussion of the Company's results for the first quarter ending March 31, 2014. Details of this call were announced on May 8, 2014.

About Bilastine

Bilastine is a non-sedating H1-antihistamine for symptomatic treatment of Allergic Rhinitis and Urticaria in adults and children older than 12 years of age. It is an innovative and patent protected new molecule developed by Faes in Spain. Bilastine, as a new active substance in Canada, will be granted a minimum of 8 years market exclusivity upon Health Canada approval. Bilastine has been studied in over 30 clinical trials including 5 pivotal Phase III trials in Allergic Rhinitis or Urticaria. Bilastine has been licensed for 126 countries worldwide and is marketed by Faes, Menarini, GlaxoSmithKline, Pfizer, Takeda, Pierre Fabre, Merck KGaA,  Hikma Taiho and Vianex.

About Faes Farma S.A.

Faes Farma was established in Bilbao, Spain in 1933. Today, Faes remains a Spanish company with a global focus that researches, manufactures and markets pharmaceutical products and raw materials in over 60 countries worldwide. Faes has offices, R&D and manufacturing facilities in Spain and Portugal as well as sales and marketing infrastructure in Latin America.  In 2013, Faes employed over 700 people and had sales revenues of approximately €180 million. For further information about Faes, visit http://www.faes.es .

About Tribute Pharmaceuticals Canada Inc.

Tribute is a Canadian specialty pharmaceutical company focused on the acquisition, licensing, development and management of pharmaceutical and healthcare products with its primary focus on the Canadian and US markets. Tribute markets Cambia®** (diclofenac potassium for oral solution), Bezalip®* SR (bezafibrate), Soriatane®* (acitretin), NeoVisc® (1.0% sodium hyaluronate solution) Uracyst® (sodium chondroitin sulfate solution 2%) and Collatamp G®*** in the Canadian market. Additionally, NeoVisc® and Uracyst® are commercially available and are sold globally through various international partnerships.

For further information on Tribute visit the Company's website: www.tributepharma.com.

Tribute Pharmaceuticals Forward Looking Statement

This press release contains certain forward-looking statements about Tribute as defined in the Private Securities Litigation Reform Act of 1995, which statements can be identified by the use of forward-looking terminology, such as "may", "will", "expect", "intend", "anticipate", "estimate", "predict", "plan" or "continue" or the negative thereof or other variations thereon or comparable terminology referring to future events or results. Forward-looking statements, by their nature, are subject to risks and uncertainties, Tribute’s actual results could differ materially from those anticipated in these forward looking statements as a result of numerous factors, including general economic conditions, the ability of Tribute to successfully integrate operations, and the timing of expenditures and expansion opportunities, any of which could cause actual results to vary materially from current results or anticipated future results. Specifically in respect of this release there is no certainty that Tribute will be able to obtain Health Canada approval for Bilastine or, if approved, that Tribute will be able to successfully market Bilastine.  See Tribute’s reports filed with the Canadian Securities Regulatory Authorities and the U.S. Securities and Exchange Commission including Tribute’s Form 10-K for the fiscal year ended December 31, 2013, which contains cautionary statements identifying important risk factors with respect to such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ materially from results referred to in any forward-looking statements. Tribute assumes no obligation to update the information contained in this press release to update forward-looking statements to reflect changed assumptions, the occurrence of anticipated events or changes in future operating results, financial condition or business over time.

*Soriatane and Bezalip are registered trademarks and under license from Actavis Group PTC ehf
**Cambia is a registered trademark and under license from Depomed, Inc.
***Collatamp G® is a registered trademark and under license from EUSA Pharma (Europe) Limited.

1 Carter N J, Bilastine In Allergic Rhinitis and Urticaria. Drugs 2012; 72 (9); 1257-1269.
2 Ibid
3 Ibid
4 Ibid
5 Ibid
6 The Canadian Allergy, Asthma and Immunology Foundation n.d., Allergies Asthma Our research is helping your loved ones., pamphlet.

Contact:

Tribute Pharmaceuticals Canada Inc.
Scott Langille
CFO
905-876-3166
scott.langille@tributepharma.com

Investor Relations
Kevin Fickle
President, Nuwa Group LLC
Phone: (925) 330-8315
Email: Kevin@nuwagroup.com